                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              REMEDY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 27, 1999

     The Annual Meeting of Stockholders of Remedy(R) Corporation (the "Company") will be held at the Company's offices at 1505 Salado Drive, Mountain View, CA 94043 on Thursday, May 27, 1999, at 4:00 p.m., local time, for the following purposes:

     1. To elect five directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

     3. To approve an amendment to the Employee Stock Purchase Plan, including an increase to the number of shares available, as set forth in the accompanying proxy;

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 31, 1999 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's principal executive offices located at 1505 Salado Drive, Mountain View, California 94043 during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          /s/Lawrence L. Garlick
                                          LAWRENCE L. GARLICK
                                          Chairman of the Board and
                                          Chief Executive Officer
Mountain View, California
April 19, 1999

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                      LOGO
                               1505 Salado Drive
                        Mountain View, California 94043

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 27, 1999

                            ------------------------

                              GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of Remedy Corporation, a Delaware corporation ("Remedy" or the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices at 1505 Salado Drive, Mountain View, California 94043, on May 27, 1999, and at any adjournment or postponement of the Annual Meeting. These proxy solicitation materials were first mailed on or about April 19, 1999 to all stockholders entitled to vote at the Annual Meeting.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 31, 1999, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 28,656,249 shares of Common Stock outstanding. Each stockholder of record on March 31, 1999 is entitled to one vote for each share of Common Stock held by such stockholder on such date. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted towards a nominee's total. Stockholders may not cumulate votes in the election of directors.

     Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 requires the affirmative vote of a majority of those shares present, in person or represented by proxy, and voted either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

     Proposal 3. Approval of the adoption of the amendment to the Company's Employee Stock Purchase Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2 and 3 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. to assist in the solicitation of proxies, for which it will receive a fee from the Company of approximately $4,500, plus out-of-pocket expenses. In addition, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company will furnish copies of solicitation material to such brokerage houses and other representatives. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telecopy or telegram. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Company currently has authorized five directors. At the Annual Meeting, five directors are to be elected to serve until the Company's next Annual Meeting or until their successors are elected and qualified. The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of April 1, 1999, their positions and offices held with the Company and certain biographical information are set forth below. Each Nominee for election has agreed to serve if elected, and management has no reason to believe that any Nominee will be unavailable to serve. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the Nominees named below. The five Nominees receiving the highest number of affirmative votes of the shares represented and voting on this proposal at the Annual Meeting will be elected directors of the Company.

                                       YEAR FIRST            POSITIONS & OFFICES
            NAME              AGE   ELECTED DIRECTOR        HELD WITH THE COMPANY
            ----              ---   ----------------        ---------------------
Lawrence L. Garlick.........  50          1990         Chairman of the Board and Chief
                                                       Executive Officer
David A. Mahler.............  42          1990         Director. Former Vice President,
                                                       Business Development
Harvey C. Jones,              46          1994         Director
  Jr.(1)(2).................
John F. Shoch(1)(2).........  50          1991         Director
James R. Swartz(2)..........  56          1991         Director

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     Mr. Garlick co-founded the Company in November 1990. Since that time he has served as Chairman of the Board and Chief Executive Officer of the Company. From September 1984 to June 1990, Mr. Garlick was employed by Sun Microsystems, Inc., a manufacturer of computer workstations, most recently as Vice President of Distributed Systems. Mr. Garlick holds B.S.E.E. and M.S.E.E. degrees in computer engineering from Stanford University.

     Mr. Mahler co-founded the Company in November 1990 and has been a director of the Company since that time. In addition, from March 1995, until February 1999 Mr. Mahler served as Vice President, Business Development of the Company. From December 1997 through March 1998, Mr. Mahler served as the acting Vice President, Worldwide Sales of the Company. From November 1990 to June 1995, Mr. Mahler served as Vice President, Marketing of the Company. From November 1990 to March 1993, Mr. Mahler also served as Chief Financial Officer of the Company. From November 1978 to October 1990, Mr. Mahler was employed by Hewlett-Packard Company, a manufacturer of computers and related products, most recently as product marketing manager. Mr. Mahler holds a B.S. degree in computer science from Case Western Reserve University.

     Mr. Jones has been a director of the Company since November 1994. Mr. Jones served as the Chairman of the Board of Synopsys, Inc. ("Synopsys"), an electronic design automation company, from January 1993 until February 1998. Mr. Jones also served as Chief Executive Officer of Synopsys from December 1987 until January 1994 and as President of Synopsys from December 1987 until January 1993. Mr. Jones currently serves on the Board of Directors of Mercury Interactive Corp., Synopsys, Inc., Nvida Corp., Simplex Solutions, Molecular Applications Group, Crossbow Technology, Tensilica and Numerical Tech. Mr. Jones holds a B.S. degree in mathematics and computer science from Georgetown University and a M.S. degree in management from the Massachusetts Institute of Technology.

     Mr. Shoch has been a director of the Company since January 1991. Since 1985, Mr. Shoch has been a general partner at Asset Management Company, a venture capital management firm. Mr. Shoch currently serves on the Board of Directors of Conductus, Inc. Mr. Shoch holds a B.S. in political science and an M.S. and a Ph.D. in computer science from Stanford University.

     Mr. Swartz has been a director of the Company since January 1991. Mr. Swartz has been managing partner of Accel Partners, a venture capital investment firm, since September 1983. Mr. Swartz currently serves on the Board of Directors of Netopia, Inc., Polycom, Inc., FVC.COM, Sentient Networks, Avici Systems, Inc., Bright Tiger Tech., Cohera Corp., InGenuity Systems, 2Wire, Inc., Metratech Corp., and CallNet Communications. Mr. Swartz holds a B.A. in engineering and applied science from Harvard University and a M.S. in industrial administration from Carnegie-Mellon University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1998, the Board of Directors held 6 meetings. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. During such year the Board of Directors had an Audit Committee and a Compensation Committee.

     During the fiscal year ended December 31, 1997, the Audit Committee held 4 meetings. The Audit Committee currently consists of two directors, Messrs. Jones and Shoch. The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls.

     During the fiscal year ended December 31, 1998, the Compensation Committee held 5 meetings, and acted by written consent on 25 occasions. The Compensation Committee currently consists of three directors, Messrs. Jones, Shoch and Swartz. The Compensation Committee is primarily responsible for reviewing and approving the Company's general compensation policies and setting compensation levels for the Company's executive officers and administering the Company's 1995 Stock Option/Stock Issuance Plan and the Company's Employee Stock Purchase Plan.

     The Company currently has no standing Nominating Committee. Nominations for election of directors at the Annual Meeting were made by the full Board of Directors of the Company.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. Non-employee Board members are eligible to receive automatic option grants under the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Option Plan"). As of March 31, 1999, there were four non-employee Board members eligible to participate in the Directors Option Plan. Under the Directors Option Plan, options may be granted to the non-employee members of the Board to purchase up to 450,000 shares of Common Stock. Each individual who first is elected or appointed as a non-employee Board member will receive an option grant to purchase 20,000 shares of Common Stock, provided such individual had not previously been granted an option. In addition, at each Annual Stockholders Meeting, beginning with the 1998 Annual Meeting, each individual who has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 10,000 shares of Common Stock and an additional option grant to purchase 5,000 shares of Common Stock for each committee assignment. The option price for each option grant under the Directors Option Plan will be equal to the fair market value per share of Common Stock on the automatic grant date and each automatic option grant will be immediately exercisable for all of the option shares. The shares purchasable under the option will be subject to repurchase at the original exercise price in the event the optionee's Board service should cease prior to vesting. Each grant shall vest in 48 equal monthly installments from the grant date. The option will remain exercisable for a 6-month period following the optionee's termination of service as a Board member for any reason other than death and for a 12-month period following the optionee's termination of service as a Board member due to death. The option shares will become fully vested in the event of a Corporate Transaction or a Change in Control. The option shares will become vested in the event of the optionee's cessation of Board service by reason of death or disability as if he or she remained in service through the next Annual Meeting. Upon the occurrence of a hostile tender offer, the optionee will have a thirty (30) day period in which to surrender to the Company each automatic option that has been in effect for at least six (6) months in return for a cash distribution from the Company in an amount per canceled option share (whether or not the optionee is otherwise vested in those shares) equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share. Pursuant to the terms of the Directors Option Plan in effect at that time, on May 28, 1998 automatic grants of options to purchase 20,000 shares of Common Stock each were made to

Messrs. Jones and Shoch, and an automatic grant of options to purchase 15,000 shares of Common Stock was made to Mr. Swartz at an exercise price of $16.50 per share. In connection with the 1999 Annual Meeting, Messrs. Jones, Mahler, Shoch and Swartz will each receive automatic grants of options to purchase 10,000 shares of Common Stock, plus 5,000 shares for each committee on which such individual serves.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 1999 by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and the executive officers named in the "Executive
Compensation -- Summary Compensation Table," and (iii) all current directors and executive officers as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                    SHARES OF
                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
                                                              NUMBER OF   PERCENTAGE
                      BENEFICIAL OWNER                         SHARES     OWNERSHIP
                      ----------------                        ---------   ----------
Capital Group Companies, Inc................................  3,244,900      11.4%
  333 South Hope Street, 55th Floor
  Los Angeles, CA 90071
Lawrence L. Garlick(2)......................................  2,992,566      10.4%
  Chairman of the Board and
  Chief Executive Officer
  1505 Salado Drive
  Mountain View, CA 94043
FMR Corp, Inc...............................................  1,725,000       6.1%
  82 Devonshire Street
  Boston, MA 02109
David A. Mahler(3)..........................................  1,105,043       3.9%
  Director
James R. Swartz(4)..........................................    151,126         *
  Director
John F. Shoch(5)............................................    150,000         *
  Director
Harvey C. Jones, Jr(6)......................................    140,000         *
  Director
Matthew R. Miller(7)........................................     54,505         *
Todd Basche(8)..............................................     47,379         *

                                                                    SHARES OF
                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
                                                              NUMBER OF   PERCENTAGE
                      BENEFICIAL OWNER                         SHARES     OWNERSHIP
                      ----------------                        ---------   ----------
Michael L. Dionne(9)........................................     46,250         *
Richard P. Allocco(10)......................................     42,798         *
All current directors and executive officers................  4,731,750     16.50%
  as a group (11 persons)(11)

---------------
  * Less than one percent

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Includes 368,416 shares subject to currently exercisable options or options exercisable within 60 days.

 (3) Includes 209,811 shares subject to currently exercisable options or options exercisable within 60 days

 (4) Includes 21,856 shares held by the Swartz Family Partnership, of which Mr. Swartz is the general partner. Includes 60,000 shares subject to currently exercisable options or options exercisable within 60 days.

 (5) Includes 65,000 shares subject to currently exercisable options or options exercisable within 60 days.

 (6) Includes 110,000 shares subject to currently exercisable options or options exercisable within 60 days.

 (7) Includes 54,505 shares subject to currently exercisable options or options exercisable within 60 days.

 (8) Includes 47,083 shares subject to currently exercisable options or options exercisable within 60 days.

 (9) Includes 46,250 shares subject to currently exercisable options or options exercisable within 60 days.

(10) Includes 42,395 shares subject to currently exercisable options or options exercisable within 60 days.

(11) Includes all shares described in notes (2)-(10) above and an 2,083 additional shares subject to currently exercisable options or options.

                         COMPENSATION COMMITTEE REPORT

REPORT OF THE COMPENSATION COMMITTEE

     The following is the Report of the Compensation Committee of the Board of Directors, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1998.

  Purpose of the Compensation Committee

     The Compensation Committee (the "Committee") of the Remedy Corporation Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Company and to administer the Company's 1995 Stock Option/Stock Issuance Plan, under which grants may be made to such officers and other key employees, and the Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the Chief Executive Officer and other executive officers and certain other key employees each fiscal year. The Committee is comprised entirely of outside directors who have never served as officers of the Company.

     For the 1998 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based upon the Committee's subjective judgment. Among the factors considered by the Committee were the recommendations of the Chief Executive Officer with respect to the compensation of the Company's executive officers. However, the Committee made the final compensation decisions concerning such officers.

  General Compensation Policy

     The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon increasing stockholder value and individual performance against defined objectives. It is the Committee's objective to have compensation be highly competitive with comparable talent at comparable public software companies (the "Peer Companies"). Compensation should include a meaningful equity in the Company, which strengthens the mutuality of interests between the executive officers and the stockholders. Each executive officer's compensation package will generally comprise three elements: (i) base salary, (ii) cash incentive bonuses, and (iii) long-term stock-based incentive awards.

     In preparing the performance graph for this Proxy Statement, the Company has selected the Hambrecht and Quist Software Index for the peer group comparisons. The companies included in the H&Q Index will not necessarily be the same as the Peer Companies to be used by the Company as a reference in setting compensation levels in future years, as compensation information for one or more of such companies may not be available or the constituent members of the Hambrecht and Quist Software Index may not be competitive with the Company for executive talent. In addition, certain companies may be included in the Peer Companies, even though they are not included in the H&Q Index, to the extent the Company competes for executive talent with those companies.

  Base Salary

     The base salary for each executive officer is set on the basis of personal performance and a review of comparable positions at the Peer Companies. The level of base salary set for such executive officers to date has been comparable to the average of the surveyed compensation data for the Peer Companies.

  Annual Incentive Compensation

     Each year the Committee will establish a set of objectives for each executive officer, some based on Company performance and some based on achievement of individual objectives. At the end of the fiscal year, the Committee evaluates the objectives to determine whether the specified objectives were met and they determine whether extraordinary accomplishments should be considered in determining the bonus award. If the company fails to meet a minimum threshold of financial performance set yearly in the Executive Compensation Plan, all bonuses become discretionary based on extraordinary accomplishments. For 1998, the minimum financial threshold was not met, and discretionary bonuses were paid based on 1998 performance that was exceptional in three categories: revenue growth, bringing new products to market, and creating the foundation for future growth. For the 1998 fiscal year, no officer received all of their targeted bonus.

  Long-Term Incentive Compensation

     During fiscal 1998, the Committee, in its discretion, made option grants to Messrs. Garlick, Allocco, Basche, Dionne, Fior, Mahler and Miller under the 1995 Stock Option/Stock Issuance Plan. Generally, the size of each grant was set at a level that the Committee deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual's potential for increasing long-term shareholder value, the individual's current position with the Company, option grants awarded to individuals in comparable positions in comparable public software companies, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual at the Committee's discretion.

     The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option generally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

OPTION EXCHANGE

     On February 4, 1998, the Compensation Committee of the Board of Directors approved a plan pursuant to which certain officers and employees were allowed to exchange options with exercise prices in excess of the then current fair market value for new options having exercise prices equal to $16.75, the then current fair market value of the Common Stock. Certain employees and executive officers exchanged their options. The Board of Directors were not eligible to participate in this program. Each new option that replaces an option outstanding for at least 12 months shall vest in equal monthly installments over the period remaining under the original option plus an additional 12 months, not to exceed 48 months. Each new option that replaces an option outstanding for less than 12 months shall vest 25% at the end of 12 months from the grant date of February 4, 1998 and 1/48th per month thereafter.

     Stock options are intended to provide incentives to the Company's officers and employees. The Compensation Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate key employees who are critical to the Company's long-term success. The Compensation Committee further believes that, at their original exercise prices, the disparity between the exercise price of these options and the then market prices for the Common Stock did not provide meaningful incentives to the employees holding the options. A review of other companies in the software industry indicates that some of these companies have been confronted with this problem and have made similar adjustments in option prices to motivate their employees.

     The Compensation Committee approved the repricing of options as a means of ensuring that optionees will continue to have meaningful equity incentives to work toward the Company's success. The adjustment was deemed by the Compensation Committee to be in the best interests of the Company and its stockholders.

  CEO Compensation

     The annual base salary for Mr. Garlick, the Company's Chairman of the Board and Chief Executive Officer, was established by the Committee on March 24, 1998, for the period January 1 to December 31, 1998. The Committee's decision was made primarily on the basis of the Committee's subjective evaluation of Mr. Garlick's personal performance of his duties as measured by the company's performance. Mr. Garlick's base salary is below the 50th percentile of the surveyed data for the Peer Companies.

     The remaining cash components of the Chief Executive Officer's 1998 fiscal year incentive compensation were entirely dependent upon financial performance and a measure of individual objectives and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan as for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company performance and individual objectives. Since the minimum threshold of achievement of company financial goals were not exceeded, his bonus was discretionary, and based on the Compensation Committee's view of his impact on increasing revenue growth, bringing new products to market, and creating the foundation for future growth. The option grant made to the Chief Executive Officer during the 1998 fiscal year was based upon his potential for increasing long-term shareholder value and intended to place a significant portion of his total compensation at risk. His options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

  Tax Limitation

     Under the federal tax laws, a publicly held company such as Remedy Corporation will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. It is not expected that the compensation to be paid to the Company's executive officers for the 1999 fiscal year will exceed the $1 million limit per officer. In order to qualify option grants under the Company's 1995 Stock Option/Stock Issuance Plan for an exemption available to performance-based compensation, the stockholders have approved certain provisions of the Plan, including a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options each calendar year over the term of the Plan. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1995 Stock Option/Stock Issuance Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                          COMPENSATION COMMITTEE

                                          Harvey C. Jones, Jr.
                                          John F. Shoch
                                          James R. Swartz

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in November, 1994 and the members of the Compensation Committee are Messrs. Jones, Shoch and Swartz. None of the members of the Compensation Committee was at any time during the 1998 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between March 17, 1995 (the date the Company's Common Stock commenced public trading) and December 31, 1998, with the cumulative total return of (i) the S&P 500 Index and (ii) the Hambrecht & Quist Software Index, over the same period. This graph assumes the investment of $100.00 on March 17, 1995 in the Company's Common Stock, the S&P 500 Index and the Hambrecht & Quist Software Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG REMEDY CORPORATION,
           THE S&P 500 INDEX AND THE HAMBRECHT & QUIST SOFTWARE INDEX

                                                         REMEDY                                             HAMBRECHT & QUIST
                                                       CORPORATION                  S & P 500               COMPUTER SOFTWARE
                                                       -----------                  ---------               -----------------
'3/17/95'                                                100.00                      100.00                      100.00
'12/95'                                                  174.00                      127.00                      124.00
'12/96'                                                  474.00                      156.00                      151.00
'12/97'                                                  185.00                      208.00                      183.00
'12/98'                                                  123.00                      267.00                      239.00

     The Company effected its initial public offering on March 16, 1995 at a per share price of $7.67 (as adjusted to reflect the March 1996 and October 1996 stock dividends). The graph above commences with the first trading day closing price ($11.33) (as adjusted to reflect the March 1996 and October 1996 stock dividends). Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the

Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the other five most highly compensated executive officers (the "Named Officers") whose compensation for the fiscal year ended December 31, 1998 exceeded $100,000 for services rendered in all capacities to the Company during the last three fiscal years.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                    ANNUAL COMPENSATION         ------------------
                                               -----------------------------        SECURITIES
     NAME AND PRESENT PRINCIPAL POSITION       YEAR    SALARY(1)     BONUS      UNDERLYING OPTIONS
     -----------------------------------       ----    ---------    --------    ------------------
Lawrence L. Garlick..........................  1998    $235,000     $ 35,250          75,000
  Chairman of the Board and                    1997    $220,000     $ 13,200          60,000
  Chief Executive Officer                      1996    $192,000     $181,250          75,000
Richard P. Allocco...........................  1998    $167,435     $ 40,000         125,000
  Vice President and General Manager           1997    $     --     $     --              --
  Global Professional Services and             1996    $     --     $     --              --
  Customer Relationship Management Strategic
  Marketing Unit
Todd Basche..................................  1998    $210,000     $ 37,800         140,000
  Vice President and General Manager           1997    $155,000     $119,625         100,000
  Employee Workplace Automation                1996    $     --     $     --              --
  Strategic Marketing Unit
Michael L. Dionne............................  1998    $188,462     $ 93,750(2)      200,000
  Senior Vice President,                       1997    $     --     $     --              --
  Worldwide Sales............................  1996    $     --     $     --              --
David A. Mahler..............................  1998    $185,000     $      0          40,000
  Former Vice President,                       1997    $170,000     $ 32,300          37,500
  Business Development, Director               1996    $155,000     $106,875          45,000
Matthew R. Miller............................  1998    $190,000     $ 38,000         150,000
  Vice President, Marketing and                1997    $165,000     $ 85,375          30,000
  General Manager Core Products Unit           1996    $ 65,994     $ 84,546         100,000

---------------
(1) Salary includes amounts deferred under the Company's 401(k) Plan.

(2) Mr. Dionne commenced employment on March 30, 1998; includes $75,000 signing bonus.

     The following table sets forth further information regarding individual grants of options for the Company's Common Stock during fiscal 1998 to the Named Officers. Such grants were made pursuant to the Company's 1995 Stock Option/Stock Issuance Plan. In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

     Except for the limited stock appreciation rights described in Footnote (1) below, which form part of certain option grants made to each Named Officer, no stock appreciation rights were granted to such officers during the 1998 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS(1)
                         -------------------------------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                            % OF TOTAL                                   ANNUAL RATES OF STOCK
                            NUMBER OF        OPTIONS                                      PRICE APPRECIATION
                           SECURITIES       GRANTED TO      EXERCISE OR                   FOR OPTION TERM(2)
                           UNDERLYING      EMPLOYEES IN     BASE PRICE      EXPIRATION   ---------------------
          NAME           OPTIONS GRANTED   FISCAL YEAR    PER SHARE($)(3)      DATE        5%($)      10%($)
          ----           ---------------   ------------   ---------------   ----------   ---------   ---------
Lawrence L. Garlick.....      75,000           1.01%           17.06         03/09/08      804,789   2,039,492
Richard P. Allocco......     125,000           1.68%           17.06         03/09/08    1,341,314   3,399,154
Todd Basche.............     100,000           1.34%           16.75         02/04/08    1,053,399   2,669,519
Todd Basche.............      40,000            .54%           17.06         03/09/08      429,221   1,087,729
Michael Dionne..........     150,000           2.01%           19.63         03/31/08    1,851,309   4,691,579
Michael Dionne..........      50,000            .67%           19.63         03/31/08      617,103   1,563,860
David A. Mahler.........      40,000            .54%           17.06         03/09/08      429,221   1,087,729
Matthew R. Miller.......     100,000           1.34%           16.75         02/04/08    1,053,399   2,669,519
Matthew R. Miller.......      50,000            .67%           17.06         03/09/08      536,526   1,359,662

---------------
(1) Each of the options listed in the table was granted 10 years prior to the expiration date listed above. The options granted to Mr. Garlick, Mr. Basche, Mr. Mahler and Mr. Miller with an expiration date of March 9, 2008 become exercisable in a series of equal monthly installments over a period of 48 months. The stock option granted to Mr. Allocco and the stock option granted to Mr. Dionne for 150,000 shares become exercisable to the extent of 25% after one year from the vesting commencement date and the remainder in a series of equal monthly installments over a period of 36 months. The option granted to Mr. Dionne for 50,000 shares will become exercisable on March 30, 2002. The stock options granted to Mr. Miller become exercisable in a series of monthly installments ranging from 42 to 48 months. Certain options include a limited stock appreciation right that will result in the cancellation of that option, to the extent exercisable for one or more option shares, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the canceled option, the optionee will receive a cash distribution per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in such tender offer over (ii) the exercise price payable per share under the canceled option. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring entity or its parent corporation assumes the outstanding options. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction.

(2) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3) The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

                           TEN-YEAR OPTION REPRICINGS

                                     SECURITIES                                                          LENGTH OF
                                     UNDERLYING                                                       ORIGINAL OPTION
                                     NUMBER OF     MARKET PRICE OF    EXERCISE PRICE                  TERM REMAINING
                                    OPTIONS/SARS   STOCK AT TIME OF     AT TIME OF                      AT DATE OF
                                    REPRICED OR      REPRICING OR      REPRICING OR    NEW EXERCISE    REPRICING OR
          NAME              DATE     AMENDED(#)      AMENDMENT($)      AMENDMENT($)      PRICE($)        AMENDMENT
          ----             ------   ------------   ----------------   --------------   ------------   ---------------
Lawrence Garlick.........      --          --               --                --              --                  --
Richard Allocco..........      --          --               --                --              --                  --
Todd Basche..............  2/4/98     100,000           16.750            39.375          16.750          115 months
Eric Bergan..............  2/4/98      22,500           16.750            40.000          16.750          108 months
Eric Bergan..............  2/4/98      11,250           16.750            39.375          16.750          115 months
Bernard R. Cote..........  2/4/98      30,000           16.750            40.000          16.750          108 months
Bernard R. Cote..........  2/4/98      15,000           16.750            39.375          16.750          115 months
George A. de Urioste.....  2/4/98      25,000           16.750            40.000          16.750          108 months
George A. de Urioste.....  2/4/98      12,500           16.750            39.375          16.750          115 months
Michael Dionne...........      --          --               --                --              --                  --
Ron J. Fior..............      --          --               --                --              --                  --
David Mahler.............      --          --               --                --              --                  --
Matthew R. Miller........  2/4/98      70,000           16.750            32.250          16.750          102 months
Matthew R. Miller........  2/4/98      20,000           16.750            40.000          16.750          108 months
Matthew R. Miller........  2/4/98      10,000           16.750            39.375          16.750          115 months

     The following table sets forth, for each of the Named Officers, the number of shares acquired on exercise and the year-end value of unexercised options. No stock options or stock appreciation rights were exercised during such fiscal year by the Named Officers, and except for the limited stock appreciation rights described in footnote (1) to the Option Grant Table that form part of the outstanding stock options held by those officers, no stock appreciation rights were outstanding at the end of that fiscal year.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                       NUMBER OF SECURITIES
                                      UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                                       OPTIONS AT FY-END(#)        MONEY OPTIONS AT FY-END($)(1)
                                   ----------------------------    ------------------------------
              NAME                 EXERCISABLE    UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
              ----                 -----------    -------------    -----------      -------------
Lawrence L. Garlick..............    340,289         112,711        2,818,386           7,087
Richard P. Allocco...............          0         125,000                0               0
Todd Basche......................      9,166         130,834                0               0
Michael Dionne...................          0         200,000                0               0
David A. Mahler..................    205,019          64,481        1,773,143           3,919
Matthew R. Miller................     34.461         115.539                0               0

---------------
(1) Market value of underlying securities at fiscal year ended December 31, 1998 ($13.94) minus the exercise price.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     None of the Company's executive officers have employment or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

     The Compensation Committee has the authority under the 1995 Stock Option/Stock Issuance Plan to provide for the acceleration of options and the vesting of the shares of Common Stock subject to the outstanding options held by the Chief Executive Officer and the Company's other executive officers under that Plan.

             PROPOSAL NO. 2 -- RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1999. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended December 31, 1992.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

        PROPOSAL NO. 3 -- AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

     The stockholders are being asked to approve an amendment to the Remedy Corporation Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares issuable thereunder by 1,359,269 shares, which represents 4.5% of outstanding Common Stock and Common Stock equivalents as of March 31, 1999. The Board approved the amendment to the Purchase Plan, which is the subject of this Proposal No. 3, on March 17, 1999. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code"). If the amendment to the Purchase Plan is not approved by the stockholders, the Purchase Plan will continue in effect in accordance with its current terms.

     The Purchase Plan was adopted by the Board on January 17, 1995 and approved by the stockholders on February 21, 1995. On May 21, 1996, the stockholders approved an amendment to the Purchase Plan to (a) provide for concurrent offering periods; (b) permit contributions of up to 20% of eligible compensation; (c) increase the maximum semi-annual dollar contribution from $7,500 to $10,000; and (d) expand eligible compensation to include all cash compensation. On February 15, 1996 the Purchase Plan was amended to provide a common share pool with the International Plan. On May 28, 1998, the stockholders approved an amendment to the Purchase Plan to increase the number of shares issuable by 920,593 shares. The following summary of certain Purchase Plan provisions is qualified, in its entirety, by reference to the Purchase Plan. Copies of the Purchase Plan document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in Mountain View, California.

     In addition to the Purchase Plan, the Company maintains the International Employee Stock Purchase Plan ("International Plan") pursuant to which eligible non-U.S. citizens and U.S. citizens working abroad who are not paid in U.S. currency, and who are employed by the Company or any participating subsidiary or parent corporation on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year may purchase Common Stock pursuant to payroll deductions.

     Purpose. The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions. In addition, as of November 2, 1998, Remedy Gmbh, Remedy Sarl, Remedy Pte. Ltd., Remedy UK, Ltd., Remedy Canada, Ltd., Remedy KK and Remedy International Ltd., participate in the International Plan.

     The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

     Administration. The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee") and may be administered by the Board. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. All cash proceeds received by the Company from payroll deductions under the Purchase Plan shall be credited to a non-interest bearing book account.

     Shares and Terms. The stock issuable under the Purchase Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued in the aggregate under the Purchase Plan and the International Plan is 2,120,593, not including the 1,359,269 shares which is the subject of this Proposal No. 3. Common Stock subject to a terminated purchase rights shall be available for purchase pursuant to purchase rights subsequently granted.

     Adjustments. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

     Eligibility. Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan. Approximately 808 employees (including six executive officers) were eligible to participate in the Purchase Plan as of March 31, 1999.

     Offering Periods. The Purchase Plan is implemented by offering periods that generally have a duration of twenty-four months; each offering period is comprised of a series of one or more successive purchase periods, which generally have a duration of six (6) months. Offering periods are concurrent and successive and, accordingly, a new offering period commences every six months and runs concurrently with each prior offering period. The Committee in its discretion may vary the beginning date and ending date of the offering periods, provided no offering period shall exceed twenty-four (24) months in length, and may vary the duration of an offering period or purchase period. Generally, purchase periods start on the first business day in each of May and November and end, respectively, on the last business day of October of the same year and April of the following year. A new offering period will begin on May 3, 1999 and will end on April 30, 2000.

     The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

     Purchase Price. The purchase price per share under the Purchase Plan is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period or, if later, the participant's entry date into the offering period, or (ii) the fair market value of a share of Common Stock on the purchase date. Generally, the fair market value of the Common Stock on a given date is the closing sale price of the Common Stock, as reported on the Nasdaq National Market System. The market value of the Common Stock as reported on the Nasdaq Stock Market as of March 31, 1999, was $14.00 per share.

     Limitations. The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

     1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

     2. In no event shall a participant be permitted to purchase more than 3,000 shares on any one purchase date.

     3. The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

     4. In no event may a participant's payroll deductions for a semi-annual purchase period exceed $10,000.

     The purchase right shall be exercisable only by the participant during the participant's lifetime and shall not be assignable or transferable by the participant.

     Payment of Purchase Price; Payroll Deductions. Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 20% of a participant's cash compensation paid during a purchase period. Cash compensation for this purpose will include elective contributions that are not includable in income under Code Sections 125 or 401(k) and all bonuses, overtime, commissions, and other amounts to the extent paid in cash.

     The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the "Limitations" section). No fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan.

     Termination and Change to Payroll Deductions. A purchase right shall terminate at the end of the offering period or earlier if (i) the participant terminates employment and any payroll deductions that the participant may have made with respect to a terminated purchase right will be refunded or (ii) the participant elects to withdraw from the Purchase Plan. Any payroll deductions that the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. A participant may decrease his or her deductions during a purchase period as permitted by the Committee.

     Amendment and Termination. The Purchase Plan shall continue in effect until the earlier of (i) the last business day in December, 2004, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been issued or (iii) a Corporate Transaction, unless the Purchase Plan is earlier terminated by the Board in its discretion.

     The Board may at any time alter, amend, suspend or discontinue the Purchase Plan. The approval of the stockholders will be obtained to the extent required by applicable law. Prior to the amendment that is the subject of this Proposal No. 3, the Board could not amend the Purchase Plan without stockholder approval if the amendment would (i) alter the purchase price formula so as to reduce the purchase price payable for shares under the Purchase Plan, (ii) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant, or (iii) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the eligibility requirements.

     In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any six-month purchase period. If such right is exercised by the Board, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions shall thereafter be collected under the Purchase Plan.

     Corporate Transaction. In the event of (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per share shall be equal to eighty-five percent (85%) of the lower of the fair market value per share of Common Stock on the start date of the offering period (or on the participant's entry date, if later) or the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

     The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     Proration of Purchase Rights. If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining.

     Federal Income Tax Consequences. The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

     Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one (1) year following the date of purchase under the Purchase Plan.

     The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the Purchase Plan. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

     New Purchase Plan Benefits. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. However, in the purchase period that ended on October 30, 1998 each of the Named Officers purchased the following number of shares of Common Stock at a purchase price of $7.44 per share: Mr. Garlick: 0; Mr. Allocco: 403; Mr. Basche: 141; Mr. Dionne: 0; Mr. Mahler: 1104; Mr. Miller: 0; and all executive officers as a group (8 persons) purchased 1,648 shares. In addition, each of the Named Officers, other than Mr. Garlick, Mr. Mahler and Mr. Miller have the right to purchase a maximum of 3,000 shares of Common Stock at a price that will not exceed $9.9875 per share on each of the April 30, 1999, October 31, 1999 and April 28, 2000 purchase dates.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1998 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except Mr. Dionne who filed late one Initial Statement of Beneficial Ownership of Securities (Form 3).

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR FISCAL YEAR 1998, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO REMEDY CORPORATION, 1505 SALADO DRIVE, MOUNTAIN VIEW, CALIFORNIA 94043, ATTN: INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 2000 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company no later than December 20, 1999 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the company's proxy statement for that meeting. Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, a stockholder proposal intended to be presented at the 2000 Annual meeting of stockholders of the company must be received by the Company at its offices not later than March 3, 2000. Such stockholder proposals should be addressed to Remedy Corporation, 1505 Salado Drive, Mountain View, California 94043, Attn: Investor Relations.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          /s/Lawrence L. Garlick
                                          LAWRENCE L. GARLICK
                                          Chairman of the Board and
                                          Chief Executive Officer

Mountain View, California
April 19, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY                                                                      PROXY

                               REMEDY CORPORATION
                   1505 SALADO DRIVE, MOUNTAIN VIEW, CA 94043
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS OF REMEDY CORPORATION
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1999

   The undersigned holder of Common Stock, par value $.00005, of Remedy Corporation (the "Company") hereby appoints Lawrence L. Garlick and Ron J. Fior, or either of them, with full power of substitution in each, as proxies to cast all votes as specified in this Proxy and all Common Stock of the Company that the undersigned stockholder would be entitled to cast if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 27th, 1999 at 4:00 PM local time, at 1505 Salado Drive, Mountain View, CA 94043, and at any adjournments or postponements of the Annual Meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY HOLDER AS TO OTHER MATTERS. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTIONS OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

   PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                               REMEDY CORPORATION


[x]   PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To elect the following directors to serve for a term       2. To ratify the appointment of        FOR       AGAINST       ABSTAIN
ending upon the 2000 Annual Meeting of Stockholders or           Ernst & Young, LLP as the           [ ]         [ ]            [ ]
until their successors are elected and qualified:                Company's independent auditors
                                                                 for the fiscal year ending
                                                                 December 31, 1999.

NOMINEES: Lawrence L. Garlick, David A. Mahler, Harvey L.     3. To approve an amendment to the      FOR       AGAINST       ABSTAIN
Jones, Jr., John F. Shoch and James R. Swartz.                   Company's Employee Stock            [ ]         [ ]            [ ]
                                                                 Purchase Plan, including an
   FOR     WITHHELD     For all nominees, except for             increase to the number of
   [ ]        [ ]       nominees written below.                  shares available, as set forth
                        [ ] ________________________             in the accompanying proxy.
                             Nominee exception(s).

   The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

Signature:___________________ Signature (if held jointly):______________________

Date:_______,_99__

Please date and sign exactly as your name(s) is (are) shown on the share certificates to which the Proxy applies. When signing as executor, administrator, trustee, guardian, attorney-in fact or other fiduciary please give full title as such. When signing as a joint-tenant, both should sign. When signing as corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign in partnership name by an authorized person.